Exhibit 1.1

AMAZON.COM, INC.

FLOATING RATE NOTES DUE 2028

FLOATING RATE NOTES DUE 2029

3.850% NOTES DUE 2028

4.000% NOTES DUE 2029

4.250% NOTES DUE 2031

4.550% NOTES DUE 2033

4.875% NOTES DUE 2036

5.650% NOTES DUE 2046

5.800% NOTES DUE 2056

5.950% NOTES DUE 2066

6.050% NOTES DUE 2076

UNDERWRITING AGREEMENT

March 10, 2026

March 10, 2026

To the Managers named in Schedule I hereto
for the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Amazon.com, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as managers (the “Managers”), the principal amount of its debt securities identified in Schedule I hereto (the “Securities”), to be issued under the indenture specified in Schedule I hereto (the “Indenture”) between the Company and the Trustee identified in such Schedule (the “Trustee”). If the firm or firms listed in Schedule II hereto include only the Managers listed in Schedule I hereto, then the terms “Underwriters” and “Managers” as used herein shall each be deemed to refer to such firm or firms.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated February 6, 2026 is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and relating to the offering of the Securities, “Time of Sale Prospectus” means the documents set forth opposite the caption “Time of Sale Prospectus” in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein on the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

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1.              Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

(a)            The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. If the Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act, the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement.

(b)            (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Managers expressly for use therein or (B) that part of the Registration Statement that constitutes the Statement of

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Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the Trustee.

(c)            The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(e)            Each “significant subsidiary” of the Company, as such term is defined in Rule 1-02 of Regulation S-X (“Significant Subsidiary”), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are directly or indirectly wholly-owned by the Company, free and clear of all liens, encumbrances, equities or claims.

(f)             This Agreement has been duly authorized, executed and delivered by the Company.

(g)            The Indenture has been duly authorized, executed and delivered by the Company, has been qualified under the Trust Indenture Act and constitutes a

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valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(h)            The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture.

(i)             The Company is not, nor with the giving of notice or lapse of time or both would it be, in violation of or in default under its Certificate of Incorporation or Bylaws. The issue and sale of the Securities and the performance by the Company of all its obligations under the Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except as would not have a Material Adverse Effect, or would not materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities, or the Indenture, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company or, except as would not have a Material Adverse Effect, or would not materially impair the Company’s ability to perform its obligations contemplated by this Agreement, the Securities, or the Indenture, any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its Significant Subsidiaries, or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations, or qualifications as have been obtained as of the date hereof and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Securities by the Underwriters.

(j)             There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company

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and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(k)            The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(l)             The financial statements, and the related notes thereto, of the Company included or incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as described in the notes to such financial statements; and the supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information required to be stated therein; and the other financial and statistical information and any other financial data set forth in the Time of Sale Prospectus and the Prospectus, to the Company’s knowledge, present fairly, in all material respects, the information purported to be shown thereby at the respective dates or for the respective periods to which they apply and, to the extent that such information is set forth in or has been derived from the financial statements and accounting books and records of the Company, have been prepared, to the Company’s knowledge, in all material respects on a basis consistent with such financial statements and the books and records of the Company.

(m)           The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

2.              Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule II hereto opposite its name at the purchase price set forth in Schedule I hereto.

3.              Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Prospectus.

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4.              Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City on the closing date and time set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the second business day thereafter, as may be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for the Securities shall be made against delivery to you on the Closing Date for the respective accounts of the several Underwriters of the Securities registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

5.              Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a)            Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of the possible change in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act); and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b)            The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by Antonio Masone, Vice President and Treasurer of the Company, or by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

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(c)            The Underwriters shall have received on the Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside counsel for the Company, dated the Closing Date, in the form agreed between such counsel and the Managers.

(d)            The Underwriters shall have received on the Closing Date an opinion of Davis Polk & Wardwell LLP, counsel for the Underwriters, dated the Closing Date with respect to such matters as the Underwriters shall request.

(e)            The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

6.              Covenants of the Company. The Company covenants with each Underwriter as follows:

(a)            To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

(b)            During any period when a prospectus relating to the Securities is required to be delivered under the Securities Act (including circumstances where such requirement may be satisfied pursuant to Rule 172), before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) to furnish to you a copy of each such proposed amendment or supplement and (ii) not to file any such proposed amendment or supplement to which you reasonably object (except, in the case of subclause (ii), for (A) an amendment or supplement consisting solely of the filing of a document under the Exchange Act or (B) a supplement relating to any offering of securities other than the Securities).

(c)            To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

(d)            Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d)

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under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e)            If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f)             If, during such period after the first date of the public offering of the Securities, as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g)            To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction

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where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)            To make generally available to the Company’s security holders and to you as soon as practicable an earning statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder, including Rule 158.

(i)             The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing, or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus and each free writing prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus and each free writing prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that except as provided in this Section and Section 8 and the penultimate paragraph of Section 10, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel and any advertising expenses connected with any offers they may make.

(j)             During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase or otherwise acquire debt securities of the Company substantially similar to the Securities (other than (i) the Securities, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the Managers identified in Schedule I with the authorization to release this lock-up on behalf of the Underwriters).

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(k)            To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the Securities or the offering in a form consented to by the Managers, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.

7.              Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

8.              Indemnity and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto (to the extent amended or supplemented by the Company), any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)            Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the

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foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto.

(c)            In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party shall be entitled to assume the defense of all indemnified persons in connection with such proceeding, using counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and (y) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (z) the indemnified party shall have reasonably concluded that there may be defenses available to it that are different from, additional to, or in conflict with those available to the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred, but only after receipt of a reasonably detailed invoice in respect thereof. Such firm shall be designated in writing by the Managers authorized to appoint counsel under this Section set forth in Schedule I hereto, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b), provided, however, that in either such case, counsel shall be reasonably acceptable to the other party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement

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of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages, or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities as set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

(e)            The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable

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considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)             The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

9.              Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq Global Select Market, (iii) a material disruption in securities settlement, payment, or clearance services in the United States shall have occurred, (iv) any general moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this Section 9, makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale, or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

10.            Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

14

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate principal amount of the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule II bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of the Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of the Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of the Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the names and addresses of their clients, as well as other information that will allow the Underwriters to properly identify their clients.

11.            Entire Agreement.

(a)            This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire

15

agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

(b)           The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

12.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Delivery of this Agreement by one party to the other may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13.            Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates and agents, and no other person will have any right or obligation hereunder. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

14.            Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15.            Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16.            Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the addresses set forth in Schedule I hereto; and if to the Company shall be delivered, mailed or sent to the address set forth in Schedule I hereto.

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17.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

18.           UK Bail-in Legislation. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Underwriters and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts, and agrees to be bound by:

(a)            the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of the Underwriters to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)             the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)            the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of the

17

Underwriters or another person, and the issue to or conferral on the Issuer of such shares, securities or obligations;

(iii)           the cancellation of the UK Bail-in Liability; and/or

(iv)           the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For purposes of this Section 18 concerning UK Bail-in Legislation, the following definitions shall apply:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it to suspend any obligation in respect of that liability.

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

18

Very truly yours, Amazon.com, Inc.

By:	/s/ Antonio Masone
	Name:	Antonio Masone
	Title:	Vice President and Treasurer

[Signature Page to Underwriting Agreement (USD)]

Accepted as of the date hereof
By:	J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
	Name:	Som Bhattacharyya
	Title:	Executive Director

[Signature Page to Underwriting Agreement (USD)]

Accepted as of the date hereof

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
	Name:	Adam D. Bordner
	Title:	Managing Director

[Signature Page to Underwriting Agreement (USD)]

Accepted as of the date hereof

By:	Goldman Sachs & Co. LLC

By:	/s/ Kevin Dirkse
	Name:	Kevin Dirkse
	Title:	Managing Director

[Signature Page to Underwriting Agreement (USD)]

Accepted as of the date hereof

By:	HSBC Securities (USA) Inc.
By:	/s/ Patrice Altongy
	Name:	Patrice Altongy
	Title:	Managing Director

[Signature Page to Underwriting Agreement (USD)]

SCHEDULE I

Managers:
Managers authorized to release lock-up under Section 6(j):	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.
Managers authorized to appoint counsel under Section 8(c):	J.P. Morgan Securities LLC Citigroup Global Markets Inc. Goldman Sachs & Co. LLC HSBC Securities (USA) Inc.
Indenture:	Indenture dated as of November 29, 2012, between the Company and the Trustee, as amended by Supplemental Indenture No. 1, dated as of April 13, 2022
Trustee:	Computershare Trust Company, National Association
Registration Statement File No.:	333-293246
Time of Sale Prospectus:

1.      Basic Prospectus dated February 6, 2026, relating to the Shelf Securities

2.     the preliminary prospectus supplement dated March 10, 2026, relating to the Securities

3.     free writing prospectus dated March 10, 2026, containing a description of certain terms filed by the Company under Rule 433(d) of the Securities Act

Securities to be purchased:	Floating Rate Notes Due 2028
Floating Rate Notes Due 2029
3.850% Notes Due 2028
4.000% Notes Due 2029
4.250% Notes Due 2031
4.550% Notes Due 2033
4.875% Notes Due 2036
5.650% Notes Due 2046
5.800% Notes Due 2056
5.950% Notes Due 2066
6.050% Notes Due 2076

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Aggregate Principal Amount:	$1,750,000,000 of Floating Rate Notes Due 2028
$1,000,000,000 of Floating Rate Notes Due 2029
$2,250,000,000 of 3.850% Notes Due 2028
$3,000,000,000 of 4.000% Notes Due 2029
$5,000,000,000 of 4.250% Notes Due 2031
$4,000,000,000 of 4.550% Notes Due 2033
$6,000,000,000 of 4.875% Notes Due 2036
$2,500,000,000 of 5.650% Notes Due 2046
$5,500,000,000 of 5.800% Notes Due 2056
$3,000,000,000 of 5.950% Notes Due 2066
$3,000,000,000 of 6.050% Notes Due 2076
Purchase Price:

99.920% of the principal amount of the Floating Rate Notes Due 2028, plus accrued interest, if any, from March 13, 2026

99.900% of the principal amount of the Floating Rate Notes Due 2029, plus accrued interest, if any, from March 13, 2026

99.859% of the principal amount of the 3.850% Notes Due 2028, plus accrued interest, if any, from March 13, 2026

99.889% of the principal amount of the 4.000% Notes Due 2029, plus accrued interest, if any, from March 13, 2026

99.720% of the principal amount of the 4.250% Notes Due 2031, plus accrued interest, if any, from March 13, 2026

99.666% of the principal amount of the 4.550% Notes Due 2033, plus accrued interest, if any, from March 13, 2026

99.604% of the principal amount of the 4.875% Notes Due 2036, plus accrued interest, if any, from March 13, 2026

2

99.131% of the principal amount of the 5.650% Notes Due 2046, plus accrued interest, if any, from March 13, 2026

99.037% of the principal amount of the 5.800% Notes Due 2056, plus accrued interest, if any, from March 13, 2026

99.297% of the principal amount of the 5.950% Notes Due 2066, plus accrued interest, if any, from March 13, 2026

98.976% of the principal amount of the 6.050% Notes Due 2076, plus accrued interest, if any, from March 13, 2026

Maturity:

Floating Rate Notes Due 2028: March 13, 2028

Floating Rate Notes Due 2029: March 13, 2029

3.850% Notes Due 2028: March 13, 2028

4.000% Notes Due 2029: March 13, 2029

4.250% Notes Due 2031: March 13, 2031

4.550% Notes Due 2033: March 13, 2033

4.875% Notes Due 2036: March 13, 2036

5.650% Notes Due 2046: March 13, 2046

5.800% Notes Due 2056: March 13, 2056

5.950% Notes Due 2066: March 13, 2066

6.050% Notes Due 2076: March 13, 2076

Interest Rate:

Floating Rate Notes Due 2028: Compounded SOFR, reset quarterly, on each floating rate interest payment date plus 0.44% per annum.

Floating Rate Notes Due 2029: Compounded SOFR, reset quarterly, on each floating rate interest payment date plus 0.59% per annum.

3

3.850% Notes Due 2028: 3.850% per annum, accruing from March 13, 2026

4.000% Notes Due 2029: 4.000% per annum, accruing from March 13, 2026

4.250% Notes Due 2031: 4.250% per annum, accruing from March 13, 2026

4.550% Notes Due 2033: 4.550% per annum, accruing from March 13, 2026

4.875% Notes Due 2036: 4.875% per annum, accruing from March 13, 2026

5.650% Notes Due 2046: 5.650% per annum, accruing from March 13, 2026

5.800% Notes Due 2056: 5.800% per annum, accruing from March 13, 2026

5.950% Notes Due 2066: 5.950% per annum, accruing from March 13, 2026

6.050% Notes Due 2076: 6.050% per annum, accruing from March 13, 2026

Interest Payment Dates:

In the case of the Floating Rate Notes due 2028 and the Floating Rate Notes due 2029, quarterly in arrears on March 13, June 13, September 13, and December 13 of each year, beginning on June 13, 2026. If any floating rate interest payment date (other than the maturity date of the Floating Rate Notes due 2028 and the Floating Rate Notes due 2029) falls on a day that is not a business day, the applicable floating rate interest payment date will be the next succeeding business day unless that business day is in the next succeeding calendar month, in which case the applicable floating rate interest payment date will be the immediately preceding business day.

The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close.

  In the case of the 2028 Notes, the 2029 Notes, the 2031 Notes, the 2033 Notes, the 2036 Notes, the 2046 Notes, the 2056 Notes, the 2066 Notes, and the 2076 Notes, March 13 and September 13 of each year, beginning September 13, 2026.

4

Closing Date and Time:	March 13, 2026, 10:00 a.m. New York City time
Closing Location:	Davis Polk & Wardwell LLP 900 Middlefield Road Redwood City, California 94063
Address for Notices to Underwriters:

J.P. Morgan Securities LLC
270 Park Avenue
New York, New York 10017
Attention: Investment Grade Syndicate Desk
Facsimile: (212) 834-6081

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
Facsimile: (646) 291-1469

Goldman Sachs & Co.
LLC 200 West Street
New York, New York 10282

Attention: Registration Department
Facsimile: (212) 902-9316
Email: registration-syndops@ny.email.gs.com

HSBC Securities (USA) Inc.
66 Hudson Boulevard
New York, New York 10001
Attention: DCM Legal Americas

Address for Notices to the Company:	Amazon.com, Inc.

410 Terry Avenue North Seattle, Washington 98109 Attention: General Counsel

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SCHEDULE II

Underwriter	Principal Amount of Floating Rate Notes due 2028	Principal Amount of Floating Rate Notes due 2029	Principal Amount of 2028 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2033 Notes	Principal Amount of 2036 Notes	Principal Amount of 2046 Notes	Principal Amount of 2056 Notes	Principal Amount of 2066 Notes	Principal Amount of 2076 Notes
J.P. Morgan Securities LLC	$245,000,000	$140,000,000	$315,000,000	$420,000,000	$700,000,000	$560,000,000	$840,000,000	$350,000,000	$770,000,000	$420,000,000	$420,000,000
Citigroup Global Markets Inc.	$201,250,000	$115,000,000	$258,750,000	$345,000,000	$575,000,000	$460,000,000	$690,000,000	$287,500,000	$632,500,000	$345,000,000	$345,000,000
Goldman Sachs & Co. LLC	$201,250,000	$115,000,000	$258,750,000	$345,000,000	$575,000,000	$460,000,000	$690,000,000	$287,500,000	$632,500,000	$345,000,000	$345,000,000
HSBC Securities (USA) Inc.	$201,250,000	$115,000,000	$258,750,000	$345,000,000	$575,000,000	$460,000,000	$690,000,000	$287,500,000	$632,500,000	$345,000,000	$345,000,000
BofA Securities, Inc.	$87,500,000	$50,000,000	$112,500,000	$150,000,000	$250,000,000	$200,000,000	$300,000,000	$125,000,000	$275,000,000	$150,000,000	$150,000,000
Deutsche Bank Securities Inc.	$87,500,000	$50,000,000	$112,500,000	$150,000,000	$250,000,000	$200,000,000	$300,000,000	$125,000,000	$275,000,000	$150,000,000	$150,000,000
Wells Fargo Securities, LLC	$87,500,000	$50,000,000	$112,500,000	$150,000,000	$250,000,000	$200,000,000	$300,000,000	$125,000,000	$275,000,000	$150,000,000	$150,000,000
Barclays Capital Inc.	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
BNP Paribas Securities Corp.	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
Morgan Stanley & Co. LLC	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
RBC Capital Markets, LLC	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
Scotia Capital (USA) Inc.	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
SG Americas Securities, LLC	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000

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TD Securities (USA) LLC	$52,500,000	$30,000,000	$67,500,000	$90,000,000	$150,000,000	$120,000,000	$180,000,000	$75,000,000	$165,000,000	$90,000,000	$90,000,000
BBVA Securities Inc.	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
Loop Capital Markets LLC	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
NatWest Markets Securities Inc.	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
Santander US Capital Markets LLC	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
Standard Chartered Bank	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
U.S. Bancorp Investments, Inc.	$26,250,000	$15,000,000	$33,750,000	$45,000,000	$75,000,000	$60,000,000	$90,000,000	$37,500,000	$82,500,000	$45,000,000	$45,000,000
Academy Securities, Inc.	$19,250,000	$11,000,000	$24,750,000	$33,000,000	$55,000,000	$44,000,000	$66,000,000	$27,500,000	$60,500,000	$33,000,000	$33,000,000
Drexel Hamilton, LLC	$19,250,000	$11,000,000	$24,750,000	$33,000,000	$55,000,000	$44,000,000	$66,000,000	$27,500,000	$60,500,000	$33,000,000	$33,000,000
R. Seelaus & Co., LLC	$19,250,000	$11,000,000	$24,750,000	$33,000,000	$55,000,000	$44,000,000	$66,000,000	$27,500,000	$60,500,000	$33,000,000	$33,000,000
Samuel A. Ramirez & Company, Inc.	$19,250,000	$11,000,000	$24,750,000	$33,000,000	$55,000,000	$44,000,000	$66,000,000	$27,500,000	$60,500,000	$33,000,000	$33,000,000
Siebert Williams Shank & Co., LLC	$19,250,000	$11,000,000	$24,750,000	$33,000,000	$55,000,000	$44,000,000	$66,000,000	$27,500,000	$60,500,000	$33,000,000	$33,000,000
C.L. King & Associates, Inc.	$8,750,000	$5,000,000	$11,250,000	$15,000,000	$25,000,000	$20,000,000	$30,000,000	$12,500,000	$27,500,000	$15,000,000	$15,000,000
Independence Point Securities LLC	$8,750,000	$5,000,000	$11,250,000	$15,000,000	$25,000,000	$20,000,000	$30,000,000	$12,500,000	$27,500,000	$15,000,000	$15,000,000
Total	$1,750,000,000	$1,000,000,000	$2,250,000,000	$3,000,000,000	$5,000,000,000	$4,000,000,000	$6,000,000,000	$2,500,000,000	$5,500,000,000	$3,000,000,000	$3,000,000,000

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